MFS/SUN LIFE SERIES TRUST

                                 N-SAR EXHIBITS

                                  SUB-ITEM 77D

The following changes to investment policies are described in the prospectus and statement of additional information (SAI) for each series of MFS/Sun Life Series Trust (the Trust), as contained in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2003, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.

Prospectus

  o Emerging Markets Equity Series, Global Asset Allocation Series and Research International Series added disclosure regarding "Geographic Focus Risk"
  o Global Telecommunications Series deleted disclosure regarding lower rated bonds
  o      International Value Series added disclosure regarding "Value Company
         Risk"
  o      Strategic Growth Series added disclosure regarding short sales
  o New Discovery Series added disclosure regarding foreign securities and emerging markets
  o Research Growth and Income Series added disclosure regarding emerging markets
  o Strategic Value Series deleted disclosure regarding junk bonds and deleted the "Effect of IPO's" risk
  o      Technology Series deleted disclosure regarding lower rated bonds
  o      Utilities Series deleted disclosure regarding junk bonds
  o The following funds removed the check mark in Appendix A for short sales
         o     Bond Series
         o     Global Governments Series
         o     Government Securities Series
         o     High Yield Series
         o     Money Market Series
         o     Strategic Income Series

SAI

  o Capital Appreciation Series increased its junk bond limit from 5% to (up to but not including) 10% and added a 5% limit on short sales
  o Capital Opportunities Series decreased its junk bond limit from 15% to (up to but not including) 10% and added a 5% limit on short sales
  o Emerging Growth Series increased its junk bond limit from 5% to (up to but not including) 10% and added a 5% limit on short sales
  o Emerging Markets Equity Series decreased its junk bond limit from 15% to (up to but not including) 10% and added a 5% limit on short sales
  o      Global Asset Allocation Series added a 5% limit on short sales
  o Global Growth Series increased its junk bond limit from 5% to (up to but not including) 10% and added a 5% limit on short sales
  o Global Telecommunications Series decreased its junk bond limit from (up to but not including 20% to (up to but not including) 10%
  o      Global Total Return Series added a 5% limit on short sales
  o International Growth Series added a junk bond limit of (up to but not including) 10% and added a 5% limit on short sales
  o International Value Series decreased its junk bond limit from 20% to (up to but not including) 10% and added a 5% limit on short sales
  o      Managed Sectors Series added a 5% limit on short sales
  o      Massachusetts Investors Growth Stock Series added a junk bond limit of (up to but not including) 10% and added a 5% limit on short sales
  o Massachusetts Investors Trust Series added a junk bond limit of (up to but not including) 10% and added a 5% limit on short sales
  o Mid Cap Growth Series decreased its junk bond limit from 10% to (up to but not including) 10%
  o Mid Cap Value Series added a junk bond limit of (up to but not including) 10% and added a 5% limit on short sales
  o New Discovery Series decreased its junk bond limit from 10% to (up to but not including) 10%
  o      Research  Series  decreased  its  junk  bond  limit  from  10% to
         (up to but not including) 10% and added a 5% limit on short sales
  o Research Growth and Income Series added a junk bond limit of (up to but not including) 10% and added a 5% limit on short sales
  o Research International Series added a junk bond limit of (up to but not including) 10% and added a 5% limit on short sales
  o      Strategic  Growth  Series added a 15% limit on short sales
  o Strategic Value Series decreased its junk bond limit from 10% to (up to but not including) 10%
  o Technology Series decreased its junk bond limit from 30% to (up to but not including) 10%
  o      Total Return Series added a 5% limit on short sales
  o Utilities Series decreased its junk bond limit from (up to but not including) 20% to (up to but not including) 10% and added a 5% limit on short sales
  o Value Series decreased its junk bond limit from 10% to (up to but not including) 10% and added a 5% limit on short sales